                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_] CONFIDENTIAL, FOR USE OF THE
Check the appropriate box:                    COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               STONERIDGE, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:
     Not Applicable

  (2)  Form, Schedule or Registration Statement No.:
     Not Applicable

  (3)  Filing Party:
     Not Applicable

  (4)  Date Filed:
     Not Applicable

                               STONERIDGE, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  Notice is hereby given that the Annual Meeting of Shareholders of Stoneridge, Inc. will be held at 600 Golf Drive, Warren, Ohio 44483, on Monday, May 4, 1998, at 10:00 a.m., Warren, Ohio, time, for the following purposes:

    1. To elect six directors, each to serve until the next annual meeting of the shareholders and until his successor has been duly elected and qualified;

    2. To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in said reports is contemplated; and

    3. To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on March 20, 1998, will be entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope. The principal address of Stoneridge, Inc. is 9400 East Market Street, Warren, Ohio 44484.

                                          By Order of the Board of Directors,


                                          AVERY S. COHEN,
                                          Secretary

Dated: March 31, 1998



                            YOUR VOTE IS IMPORTANT.
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                               STONERIDGE, INC.

                                PROXY STATEMENT

                               ----------------

  This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Stoneridge, Inc., an Ohio corporation (the "Company"), to be held at 600 Golf Drive, Warren, Ohio 44483, on Monday May 4, 1998, at 10:00 a.m., Warren, Ohio, time, and at any adjournment thereof. This proxy statement and the accompanying notice and proxy will first be sent to shareholders by mail on or about March 31, 1998.

  Annual Report. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, is enclosed with this proxy statement.

  Solicitation and Revocation of Proxies. This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC"), at an estimated cost of $3,200, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to solicitation of proxies by mail, CIC and regular employees of the Company or its affiliates may solicit proxies by telephone or facsimile.

  If the enclosed proxy is signed and returned, the shares represented thereby will be voted in accordance with any specification made therein by the shareholder. In the absence of any such specification, they will be voted to elect the director nominees set forth under "Election of Directors" below. A shareholder's presence at the meeting, without more, will not operate to revoke his or her proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by executing and delivering a later-dated proxy or by giving notice to the Company in writing at its address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting.

  Outstanding Shares. The close of business on March 20, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date, the Company's voting securities outstanding consisted of 22,397,311 Common Shares, without par value, each of which is entitled to one vote at the meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Stoneridge, Inc. common shares (the "Common Shares") as of December 31, 1997, by: (a) the Company's directors (all of whom are also nominees for director); (b) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares; (c) the Company's Chief Executive Officer and the four other most highly compensated executive officers named in the Summary Compensation Table; and (d) the Company's executive officers and directors as a group.

                                                      NUMBER OF SHARES  PERCENT
            NAME OF BENEFICIAL OWNER(1)              BENEFICIALLY OWNED OF CLASS
            ---------------------------              ------------------ --------
D.M. Draime(2).....................................       7,004,630       31.3%
Scott N. Draime(3).................................       1,840,794        8.2
Jeffrey P. Draime(4)...............................       1,431,326        6.4
Cloyd J. Abruzzo(5)................................       1,832,703        8.2
Avery S. Cohen(6)(7)...............................         547,002        2.4
Sheldon J. Epstein(7)..............................         420,522        1.9
Richard E. Cheney..................................          51,079          *
Earl L. Linehan....................................          87,079          *
Gerald V. Pisani(8)................................         431,720        1.9
David L. Thomas....................................          94,158          *
Kevin P. Bagby.....................................          47,079          *
Sten Forseke.......................................         352,031        1.6
All Executive Officers and Directors as a Group (10
 persons)..........................................      10,868,003       48.5%

--------
 * Less than 1%.

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power over such shares.

(2) Includes 1,363,456 Common Shares held by Mr. Draime as executor of the Estate of Steven A. Draime and 5,641,174 Common Shares held in trust for the benefit of Mr. Draime, of which Mr. Draime is trustee. The address of Mr. Draime is 9400 East Market Street, Warren, Ohio 44484.

(3) Includes 818,240 Common Shares held in trust for the benefit of Scott N. Draime, of which Scott N. Draime is trustee, and 1,022,554 Common Shares held in trusts for the benefit of Jeffrey P. Draime's and Rebecca M. Gang's children, of which Scott N. Draime is trustee. The address of Scott
    N. Draime is 9400 East Market Street, Warren, Ohio 44484.

(4) Includes 886,114 Common Shares held in trust for the benefit of Jeffrey P. Draime, of which Jeffrey P. Draime is trustee, and 545,212 Common Shares held in trusts for the benefit of Scott N. Draime's children, of which Jeffrey P. Draime is trustee. The address of Jeffrey P. Draime is 9400 East Market Street, Warren, Ohio 44484.

(5) Includes 299,590 Common Shares held in trust for the benefit of Cloyd J. Abruzzo, of which Mr. Abruzzo is trustee, and an aggregate of 1,390,856 Common shares held in trust for the benefit of D.M. Draime's children and grandchildren, of which Mr. Abruzzo is trustee. The address of Cloyd J. Abruzzo is 9400 East Market Street, Warren, Ohio 44484.

(6) Includes 124,481 Common Shares held under the Ohio Transfer to Minors Act for the benefit of William M. Draime and John A. Draime, of which Mr. Cohen is custodian.

(7) Includes 373,443 Common Shares held in separate trusts for the benefit of Scott N. Draime, Jeffrey P. Draime and Rebecca M. Gang, of which Mr. Cohen and Mr. Epstein are co-trustees.

(8) Includes 166,902 Common Shares held in separate trusts for the benefit of Gerald V. Pisani's children, of which Gerald V. Pisani's wife is the trustee.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, the shares represented by proxies, unless otherwise specified, will be voted for the election of the six nominees hereinafter named, each to serve until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified.

  The director nominees are identified in the following table. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                           EXPIRATION
                                                                               PERIOD OF    OF TERM
                                         PRINCIPAL OCCUPATION                  SERVICE AS  FOR WHICH
NAME AND AGE                           AND BUSINESS EXPERIENCE                 A DIRECTOR   PROPOSED
------------                           -----------------------                ------------ ----------
D.M. Draime............. Chairman of the Board of Directors, Assistant        1988 to date    1999
 65                       Secretary of the Company
Cloyd J. Abruzzo........ President, Chief Executive Officer, Assistant        1990 to date    1999
 47                       Treasurer of the Company
Avery S. Cohen.......... Partner, Baker & Hostetler LLP, a law firm           1988 to date    1999
 61
Richard E. Cheney....... Retired Chairman of Hill & Knowlton, Inc.,           1988 to date    1999
 76                       a public relations firm
Sheldon J. Epstein...... Managing Member, Epstein, Woods & Dwyer, P.L.C.,     1988 to date    1999
 59                       an independent public accounting firm
Earl L. Linehan......... President, Woodbrook Capital Inc., a venture capital 1988 to date    1999
 56                       and investment firm

  Each of the above nominees for election as a director has engaged in the principal occupation or activity indicated for at least five years, except as described below.

  Mr. Cohen was a partner with the law firm of Benesch, Friedlander, Coplan & Aronoff from 1989 until August 1993. Mr. Epstein was the managing partner of Epstein, Rehbock & Applebaum, an independent public accounting firm, from 1992 to 1994.

  Mr. Abruzzo is a director of Second National Bank of Warren. Mr. Cheney is a director of Rowe Furniture, Inc. and Chattem, Inc.

  The Company consummated its initial public offering of Common Shares October 10, 1997. During the fiscal year ended December 31, 1997, the Board of Directors held five meetings. In connection with its October initial public offering, the Board of Directors established an Audit Committee and a Stock Option Committee. The Board of Directors also has a Compensation Committee. Each of these committees is comprised of the Company's three outside directors, Messrs. Cheney, Epstein and Linehan. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors held in fiscal 1997.

  The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants for the Company, reviews with the independent public accountants the plans and results of audit engagements, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, reviews the independent public accountants' management letters and the Company's responses, reviews the adequacy of the Company's internal accounting controls, and reviews major accounting or reporting changes. The Audit Committee held one meeting in 1997.

  The Compensation Committee reviews employment, development, reassignment and compensation matters involving corporate officers and other executive level employees, including issues relating to salary, bonus and incentive arrangements. The Compensation Committee held one meeting in 1997.

  The Stock Option Committee administers the Company's Long-Term Incentive Plan. The Stock Option Committee held three meetings in 1997.

  Directors' Compensation. Each director who is not an employee of the Company or of a subsidiary of the Company is compensated at the rate of $16,000 per year. Each director also receives $1,000 for attendance at each meeting of the Board of Directors. There is no additional fee received for attending committee meetings. Directors of the Company who are also Company employees are not paid any director's fee. The Company reimburses out-of-pocket expenses incurred by all directors in connection with attending Board and committee meetings.

JOINT REPORT BY THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE

  Introduction. The Compensation Committee (the "Committee") is responsible for determining the compensation to be paid to the Company's executive officers. The Long-Term Incentive Plan is administered by the Company's Stock Option Committee.

  The Committee's philosophy with respect to the compensation of the Company's executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and align their compensation with the Company's overall business strategies, and (ii) through the Stock Option Committee, to provide each executive officer with a significant equity stake in the Company through share options.

  To this end, the Committee determines executive compensation with a focus on compensating executive officers based on their responsibilities and the Company's performance. The primary components of the Company's executive compensation program are (i) base salaries and certain other annual compensation, (ii) bonuses, and (iii) share options. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through share options plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

  Each year the Compensation Committee conducts a review of the Company's executive compensation program. In connection with the Company's new status as a public company, the Compensation Committee commissioned a comprehensive report from Arthur Andersen LLP (the "Executive Pay Benchmarking Analysis") assessing the Company's compensation program and comparing the Company's executive compensation, corporate performance, and total return to shareholders to a peer group of public corporations that represent the Company's most direct competitors for executive talent. The Compensation Committee considered the Executive Pay Benchmarking Analysis in determining the total compensation awarded in 1997. The Compensation Committee reviews the selection of peer companies used for compensation analysis. The peer groups used for compensation analysis are generally not the same as the peer group index in the Performance Graph included in this proxy statement. The Compensation Committee believes that the Corporation's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns. This year's compensation reviews permitted an evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies.

  The Compensation Committee determines the compensation of the most highly compensated corporate executives, including the individuals whose compensation is detailed in this proxy statement, and reviews the compensation awarded to other highly compensated corporate executives. This is designed to ensure consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than Mr. Abruzzo), the Compensation Committee takes into account the views of Mr. Abruzzo.

 Base Salaries and Other Annual Compensation.

  Salary levels for the Company's executive officers are established principally on the basis of the executive's responsibilities. In each case, consideration is given to both personal factors, such as the individual's experience and record and the responsibility associated with his position, and external factors, such as salaries paid to similarly situated executive officers by peer companies and prevailing conditions in the geographic area where the executive's principal services will be performed. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered.

  Annual adjustments to each executive officer's salary are determined based on the foregoing factors but with due consideration also being given to prevailing economic conditions, to the relationship of such adjustments to those being given to other employees within the Company, to the performance of the executive's duties and responsibilities and to other individual performance-related criteria that may be relevant with respect to such executive officer at the time.

  In determining the appropriate levels for Mr. Abruzzo's 1997 base salary, bonus and share option grant, the Compensation Committee considered the same factors that it considered when fixing compensation levels for the Company's other executive officers and sought to achieve the same corporate goals. The Compensation Committee also considered the major initiatives and programs which, in 1997, were commenced or furthered under Mr. Abruzzo's leadership, such as: (a) the integration of two acquisitions; (b) the completion of the Company's initial public offering; (c) the development of a more experienced senior management team with greater depth; and (d) the continued progress of the Company in expanding its international presence.

 Bonuses.

  The Company's executive officers are eligible for an annual cash bonus. Bonuses are viewed as a reward for individual contributions to the Company's performance, based not only on the Company's short-term results but also on the investments made by the Company for the future growth of the Company's profits. In addition, consideration is given to the achievement of selected financial goals (i.e., operating performance, asset management and business growth development) and progress in meeting other long-term objectives, as well as the executive officers' leadership role in these activities. Bonus awards are generally made toward the end of each year by the Compensation Committee. Based on the above-described factors and on the Executive Pay Benchmarking Analysis, Mr. Abruzzo was awarded a bonus of $500,000, a 100% increase over the bonus paid in 1996.

 Share Options.

  All of the Company's executive officers are eligible to receive options to purchase Common Shares of the Company under the Long-Term Incentive Plan, which was approved by the Company's shareholders. The Company believes that share option grants are a valuable motivating tool and provide a long-term incentive to management. Share option grants reinforce long-term goals by providing the proper nexus between the interests of management and the interests of the Company's shareholders. Share options are granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest over two years. This approach is designed to incentivize the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years. Accordingly, the Stock Option Committee granted to current executive officers options to purchase an aggregate of 400,000 Common Shares under the Long-Term Incentive Plan (200,000 for Mr. Abruzzo, 100,000 for Mr. Pisani and 50,000 for each of Messrs. Thomas and Bagby). The number of options granted to each of the executive officers was determined after consultation with the managing underwriters of the Company's initial public offering and was based on the expected contribution of each such officer to the performance of the Company.

 Conclusion.

  Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and Company performance and share price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

     Compensation Committee                         Stock Option Committee
     -----------------                              -----------------
     Richard E. Cheney                              Richard E. Cheney
     Sheldon J. Epstein                             Sheldon J. Epstein
     Earl L. Linehan                                Earl L. Linehan

                            EXECUTIVE COMPENSATION

  The following information is set forth with respect to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers. The Company does not have employment agreements with any of its employees.

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL                           LONG-TERM
                                  COMPENSATION                   COMPENSATION AWARDS
                                -----------------              -----------------------
                                                               NUMBER OF
                                                  OTHER ANNUAL SECURITIES  ALL OTHER
   NAME AND PRINCIPAL    FISCAL  SALARY   BONUS   COMPENSATION UNDERLYING COMPENSATION
        POSITION          YEAR    ($)      ($)        ($)      OPTION (#)     ($)
   ------------------    ------ -------- -------- ------------ ---------- ------------
Cloyd J. Abruzzo........  1997  $204,000 $500,000      --       200,000          --
 President and            1996   204,000  250,000      --           --           --
 Chief Executive Officer  1995   192,000  200,000      --           --           --
D.M. Draime.............  1997   189,600  250,000      --           --           --
 Chairman of the          1996   189,600  250,000      --           --      $174,570(1)
 Board of Directors       1995   189,600  700,000      --           --       174,990(1)
Gerald V. Pisani........  1997   170,400  180,000      --       100,000          --
 President of             1996   159,000  140,000      --           --           --
 Pollak Group             1995   159,000  130,000      --           --           --
David L. Thomas.........  1997   144,000  130,000      --        50,000          --
 President of             1996   144,000  110,000      --           --           --
 Alphabet Group           1995   132,000  108,000      --           --           --
Kevin P. Bagby..........  1997   129,500  125,000      --        50,000          --
 Chief Financial
  Officer(2)              1996   120,000   65,000      --        34,771          --
                          1995    55,000   40,000      --           --           --

--------
(1) Represents the aggregate amount of life insurance premiums paid by the Company on a split-dollar life insurance policy.

(2) Mr. Bagby's employment with the Company commenced in July 1995.

                                        INDIVIDUAL GRANTS                  POTENTIAL REALIZED
                         ------------------------------------------------   VALUE AT ASSUMED
                                    PERCENTAGE OF                         ANNUAL RATES OF STOCK
                                    TOTAL OPTIONS                          PRICE APPRECIATION
                                      GRANTED TO   EXERCISE                FOR OPTION TERM(3)
                          OPTIONS     EMPLOYEES      PRICE    EXPIRATION  ---------------------
          NAME           GRANTED(1) FISCAL YEAR(2) ($/SHARE)     DATE         5%         10%
          ----           ---------- -------------- --------- ------------ ---------- ----------
Cloyd J. Abruzzo........  200,000       40.16%      $17.50   October 2007 $2,201,045 $5,578,020
D.M. Draime.............     --           --          --          --          --         --
Gerald V. Pisani........  100,000       20.08%       17.50   October 2007  1,100,523  2,789,010
David L. Thomas.........   50,000       10.04%       17.50   October 2007    550,262  1,394,505
Kevin P. Bagby..........   50,000       10.04%       17.50   October 2007    550,262  1,394,505

                       OPTION GRANTS IN LAST FISCAL YEAR
--------
(1) Options are not exercisable during the first two years after the date of grant.

(2) Based on 498,000 options granted to all employees during the fiscal year.

(3) These amounts are based on hypothetical appreciation rates of 5% and 10% and are not intended to forecast the actual future appreciation of the Company's shares. No gain to optionees is possible without an actual increase in the price of the Company's shares, which would benefit all the Company's shareholders. All calculations are based on a ten-year option period.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                       OPTIONS AT           IN-THE-MONEY OPTIONS
                         ACQUIRED ON    VALUE       FISCAL YEAR-END (#)     AT FISCAL YEAR-END ($)
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- ----------- ------------------------- -------------------------
Cloyd J. Abruzzo........      --           --           --/200,000                   --/--
D.M. Draime.............      --           --           --/--                        --/--
Gerald V. Pisani........      --           --           --/100,000                   --/--
David L. Thomas.........      --           --           --/ 50,000                   --/--
Kevin P. Bagby..........   34,771      $71,388          --/ 50,000                   --/--


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  From January 1, 1997 until August 5, 1997, Avery S. Cohen, a partner in Baker & Hostetler LLP, which provides legal services to the Company, and D.M. Draime served as members of the Company's compensation committee. On August 5, 1997, in anticipation of its initial public offering, the Board of Directors reconfigured its compensation committee by appointing Messrs. Cheney, Epstein and Linehan. See "Transactions with Management" below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Chip Supply, Inc. D.M. Draime and certain of his family members own in the aggregate 56.65%, and Cloyd J. Abruzzo owns 1.17%, of Chip Supply, Inc., a Florida corporation ("Chip"). From January 1, 1996 to September 30, 1996, Chip leased a building located in Orlando, Florida, from the Company. During this lease period, the Company received lease payments in the aggregate amount of $235,200. On September 30, 1996, the Company sold the leased building to Chip for $2.2 million.

  Alphabet Greenwood Facility. D.M. Draime is the sole owner of the Alphabet Division facility located in Greenwood, South Carolina. The Company leases the facility from Mr. Draime pursuant to a lease expiring on September 15, 2004. In each of 1995, 1996 and 1997, the Company made lease payments to Mr. Draime in the aggregate amount of $157,200. In February 1997, the Company restructured its operations and terminated its use of the Greenwood facility. Mr. Draime has listed the Greenwood property for sale and the Company will continue to make lease payments to Mr. Draime until the sale is consummated.

  Hunters Square. D.M. Draime is a 25% owner of Hunters Square, Inc., an Ohio corporation ("HSI"), which owns Hunters Square, a shopping mall located in Warren, Ohio. The Company leases office space in Hunters Square for use as the headquarters of the Alphabet Division. The Company pays all maintenance, tax and insurance costs related to the operation of the office. Lease payments made by the Company to HSI in 1995, 1996 and 1997 were $153,576, $189,547 and $197,402, respectively. The Company continues to make lease payments as required under the lease agreement, which terminates in June 2002.

  Technaflow, Inc. D.M. Draime, together with certain of his family members, owns 97.46%, and Cloyd J. Abruzzo owns 2.54%, of Technaflow, Inc., an Ohio corporation. The Company provides management services to Technaflow, Inc., including the review of operations and strategic initiatives, and has received a management fee of $300,000 annually from Technaflow, Inc. The Company has also paid the salary of the president of Technaflow, Inc. The salary paid by the Company was $181,900, $180,459 and $76,000 in 1995, 1996 and 1997,
respectively. Effective September 1, 1997, all salary and benefits have been paid by Technaflow, Inc. and the annual management fee paid to the Company was reduced to $60,000.

  Industrial Development Associates LP. Earl Linehan and D.M. Draime, as limited partners, own 11.81% and 10.00%, respectively, of Industrial Development Associates ("IDA"), a Maryland limited partnership real estate development company in which the Company is a 30% general partner. Alphabet, a division of the Company, has entered into a lease agreement with IDA pursuant to which the Alphabet Division leases a facility located in Mebane, North Carolina, until June 15, 2001. Alphabet is responsible for all maintenance, taxes and insurance. Alphabet made lease payments to IDA of $103,372, $111,631 and $113,021 for 1995, 1996, and 1997, respectively. In addition, Alphabet subleases warehouse space in the same industrial park as the Mebane facility from Baumgartner, Inc. Baumgartner, Inc. leased the space from IDA. Alphabet made sublease payments to Baumgartner, Inc. of $74,622, $78,577 and $71,098 in 1995, 1996 and 1997, respectively.

  Relationship with Counsel. Avery S. Cohen, a director of the Company, is a partner in Baker & Hostetler LLP, a law firm which has served as general outside counsel for the Company since 1993 and is expected to continue to do so in the future.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Common Shares with the cumulative total return of a hypothetical investment in each of the New York Stock Exchange Market Index and the Media General Financial Services, Inc. Industry Group 032 (Automotive Parts and Accessories) Index based on the respective market price of each such investment at October 10, 1997, October 31, 1997 and November 30, 1997, and December 31, 1997, assuming in each case an initial investment of $100 on October 10, 1997, and reinvestment of dividends.


-------------------------------------------------------------------------
                   10/10/97     10/31/97        11/30/97        12/31/97
-------------------------------------------------------------------------
Stoneridge, Inc.    100.00       81.25           83.75           80.00
-------------------------------------------------------------------------
Industry Index      100.00       98.30           96.42           94.32
-------------------------------------------------------------------------
Broad Market        100.00       96.88          100.49          103.03
-------------------------------------------------------------------------

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any shareholder proposal intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company at 9400 East Market Street, Warren, Ohio 44483, on or before December 1, 1998, for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and owners of more than 10% of the Company's Common Shares, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the Common Shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that on one occasion Mr. Epstein inadvertently failed to timely file a Form 4.

                                 OTHER MATTERS

  Representatives of Arthur Andersen LLP, which served as the Company's independent public accountants during the fiscal year ended December 31, 1997, are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  If the enclosed proxy is executed and returned to the Company, the persons named in it will vote the shares represented by that proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "Election of Directors" above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.

  When a choice has been specified in the proxy, the shares represented will be voted in accordance with that specification. If no specification is made, those shares will be voted at the meeting to elect directors as set forth under "Election of Directors" above. Under Ohio law and the Company's Amended and Restated Articles of Incorporation, as amended, broker non-votes and abstaining votes will not be counted in favor of or against any nominee. Director nominees who receive the greatest number of affirmative votes will be elected directors. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matter that will be presented for action at the meeting.

                                          By order of the Board of Directors,

                                          Avery S. Cohen,
                                          Secretary

Dated: March 31, 1998

                                STONERIDGE, INC.

                                   P R O X Y
                                   ---------

     The undersigned hereby appoints Cloyd J. Abruzzo, Kevin P. Bagby and Avery
S. Cohen, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of Stoneridge, Inc. to be held at 600 Golf Drive, Warren, Ohio 44483, on Monday, May 4, 1998, at 10:00 a.m., Warren, Ohio, time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as follows:

     1. ________ FOR (except as noted below), or ________ WITHHOLD AUTHORITY to vote for, the following nominees for election as directors, each to serve until the next annual meeting of the shareholders and until his successor has been duly elected and qualified: D.M. Draime, Cloyd J. Abruzzo, Avery S. Cohen, Richard E. Cheney, Sheldon J. Epstein and Earl L. Linehan.

          (INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR
          NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

          ______________________________________________________________________

     2.   On such other business as may properly come before the meeting.

     THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                              Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 1998, is hereby acknowledged.


                              Dated _______________________, 1998
                              ___________________________________
                              ___________________________________
                              ___________________________________
                                  Signature(s)

                              (Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)